UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 1-A

TIER II OFFERING

OFFERING STATEMENT UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

AW BLOCKCHAIN MINING, INC.
(Exact name of registrant as specified in its charter)

Date: January 28, 2019

Wyoming
(State of Other Jurisdiction Of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

Anastasia Shishova

Chief Executive Officer

3820 Central Avenue

Cheyenne, WY 82001

Telephone: (307) 222-7861

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Please send copies of all correspondence to:

___________________________________________

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

THIS OFFERING STATEMENT SHALL ONLY BE QUALIFIED UPON ORDER OF THE COMMISSION.

PART I - NOTIFICATION

Part I should be read in conjunction with the attached XML Document for Items 1-6

PART I - END

PRELIMINARY OFFERING CIRCULAR DATED JANUARY 28, 2019

An offering statement pursuant to Regulation A relating to these securities has been filed with the U.S. Securities and Exchange Commission, which we refer to as the Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

AW BLOCKCHAIN MINING, INC.

50,000,000 SHARES OF TCM COINS SERIES OF PREFERRED STOCK

$0.0000 PAR VALUE PER SHARE

In this public offering we, “AW Blockchain Mining.” are offering 50,000,000 shares of TCM Coin Series of Preferred Stock. The offering is being made on a self-underwritten, “best efforts” basis notwithstanding the resale shares may be sold to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information regarding the methods of sale, you should refer to the section entitled “Plan of Distribution” in this offering. There is no minimum number of shares required to be purchased by each investor. The shares offered by the Company will be sold on our behalf by our Chief Executive Officer, Anastasia Shishova. Ms. Shishova is deemed to be an underwriter of this offering. She will not receive any commissions or proceeds for selling the shares on our behalf. There is uncertainty that we will be able to sell any of the 50,000,000 TCM Coins being offered herein by the Company. All of the shares being registered for sale by the Company will be sold at a fixed price of $1.00 per share for the duration of the Offering. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us. There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to institute our company’s business plan. Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares. Our securities are not listed on any national securities exchange. No established public trading market for the TCM Coin currently exists. However, the after the offering closes the Company intends to apply to have the TCM Coin listed on an electronic exchange commonly referred to as “Security Token Exchanges” (i.e. Tzero and Open Finance) that are registered with the SEC. The process involves creating a smart contract attached to the TCM Coin being offered under this Form 1-A. There is no guarantee that the TCM Coin will ever trade on any electronic exchange for Security Token.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this offering circular, unless extended by our director(s) for an additional 90 days. We may however, at any time and for any reason terminate the offering.

SHARES OFFERED	PRICE TO	SELLING AGENT	NET PROCEEDS TO
BY COMPANY	PUBLIC	COMMISSIONS	THE COMPANY
Per Share	$1.00	Not applicable	$1.00
Minimum Purchase	None	Not applicable	Not applicable
Total (50,000,000 shares)	$50,000,000	Not applicable	$50,000,000

Currently, our officers and director own approximately 100% of our Common Stock and 100% of the voting power of our outstanding capital stock (including common and preferred). After the offering, assuming all the shares being offered on behalf of the company are sold, Ms. Shishova will hold or have the ability to control approximately 100% of the voting power of our outstanding capital stock.

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If all the shares are not sold in the company’s offering, there is the possibility that the amount raised may be minimal and might not even cover the costs of the offering, which the Company estimates at $10,000. The proceeds from the sale of the securities will be placed directly into the Company’s account; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the offering circular. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws. All expenses incurred in this offering are being paid for by the company. There has been no public trading market for the TCM Coins Series Of Preferred Stock of AW Blockchain Mining.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF A SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT. PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 6.

THE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

You should rely only on the information contained in this offering circular and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this offering circular. If anyone provides you with different information, you should not rely on it.

The date of this offering circular is January 28, 2019

The following table of contents has been designed to help you find important information contained in this offering circular. We encourage you to read the entire offering circular.

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You should rely only on the information contained in this offering circular or contained in any free writing offering circular filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this offering circular filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this offering circular is accurate only as of the date of this offering circular, regardless of the time of delivery of this offering circular or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

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PART - II

OFFERING CIRCULAR SUMMARY

In this offering circular, ‘‘AW Blockchain Mining,’’ the “Company,’’ ‘‘we,’’, “AW”, ‘‘us,’’ and ‘‘our,’’ refer to AW Blockchain Mining, Inc., unless the context otherwise requires. Unless otherwise indicated, the term ‘‘fiscal year’’ refers to our fiscal year ending December 31. Unless otherwise indicated, the term ‘‘TCM Coin(s)’’ refers to shares of the Company’s TCM Coin Series of Preferred Stock.

This offering circular, and any supplement to this offering circular include “forward-looking statements”. To the extent that the information presented in this offering circular discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section in this offering circular.

This summary only highlights selected information contained in greater detail elsewhere in this offering circular. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire offering circular, including “Risk Factors” beginning on Page 8, and the financial statements, before making an investment decision.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This following information specifies certain forward-looking statements of management of the Company. Forward-looking statements are statements that estimate the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology, such as may, shall, could, expect, estimate, anticipate, predict, probable, possible, should, continue, or similar terms, variations of those terms or the negative of those terms. The forward-looking statements specified in the following information have been compiled by our management on the basis of assumptions made by management and considered by management to be reasonable. Our future operating results, however, are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. These forward-looking statements are based on current information and expectation, and we assume no obligation to update any such forward-looking statements.

The Company

Our business address is 3820 Central Avenue Cheyenne, WY 82001. Our telephone number is (661) 418-7842 and our Internet website address is www.awblockchainmining.com. The information contained in, or that can be accessed through, our website is not part of this registration statement.

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AW Blockchain Mining, Inc. (“AW Blockchain Mining”, “we”, “us”, “our”, the "Company") was incorporated in Wyoming on December 31, 2018. The Company selected December 31 as its fiscal year end.

Additionally, the Company's management has expressed substantial doubt about our ability to continue as a going concern. The Company needs to raise additional capital to continue operations and to implement its plan of operations. The Company has insufficient capital to continue operations for the next 12 months.

Our auditors have issued a going concern opinion and the reasons noted for issuing the opinion are our lack of revenues and capital.

Our Company

The Company's primary business is a blockchain technology company focused on cryptocurrency mining. Cryptocurrency mining, or cryptomining, is a process in which transactions for various forms of cryptocurrency are verified and added to the blockchain digital ledger. Each time a cryptocurrency transaction is made, a cryptocurrency miner is responsible for ensuring the authenticity of information and updating the blockchain with the transaction. The mining process itself involves competing with other cryptominers to solve complicated mathematical problems with cryptographic hash functions that are associated with a block containing the transaction data. The first cryptocurrency miner to crack the code is rewarded by being able to authorize the transaction, and in return for the service provided, cryptominers earn small amounts of cryptocurrency of their own. The Company’s mining operations operates under the name “Team Crypto”.

On December 31, 2018, the Company acquired its initial 19 GPUs for its cryptocurrency mining operations. The Company’s mining equipment is hosted by a 3rd party at a cost of $0.09 per kilowatt used. The Company’s mining rigs can be reprogramed to mine: Ethereum, Ethereum Cash, Monero or BitTube (additional coins will be added once they are available). The Company can program each individual rig separately to mine any combination of the above coins.

Financing Requirements

The company needs to raise capital in the amount of $50,000,000 to build out our crypto mining operations. The $50,000,000 is broken down as follows: $49,000,000 to acquire mining computers and software and $1,000,000 for general corporate expenses. The Company has not secured the financing necessary to execute on its business plan as stated above. If the Company cannot raise the full amount of capital necessary, then it will take longer than expected for the Company to implement its growth plan.

This Offering

All dollar amounts refer to US dollars unless otherwise indicated.

We have 0 shares of TCM Coin Series of Preferred Stock outstanding and 1,000,000 shares of Common Stock outstanding. Through this offering, we intend to register 50,000,000 (fifty million) shares of our TCM Coins for offering to the public. The price at which we offer these shares is fixed at $1.00 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of TCM Coins.

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Securities being offered by the Company

50,000,000 TCM Coins, at a fixed price of $1.00 offered by us in a direct offering. Our offering will terminate upon the earliest of (i) such time as all of the TCM Coins has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this offering circular unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Offering price per share	We sell the TCM Coins at a fixed price per share of $1.00 for the duration of this Offering.

Number of shares of common stock outstanding before the offering of common stock	1,000,000 common shares are currently issued and outstanding.

Number of shares of common stock outstanding after the offering	1,000,000 common shares will be issued and outstanding

Number of shares of TCM Coins outstanding before the offering	0 TCM Coins are currently issued and outstanding

Number of shares TCM Coins outstanding after the offering	50,000,000 TCM Coins will be issued and outstanding after offering:

The minimum number of shares to be sold in this offering	None.

Market for the common shares

Our Common Stock is not presently trading and the Company does not intend to have it trade anyway. The Company’s TCM Coin Preferred Stock is presently not trading. However, after this offering is closed, the Company intends to apply to have the Company’s TCM Coin Preferred Stock listed on an electronic exchange commonly referred to as “Security Token Exchanges” (i.e. Tzero and Open Finance) that are registered with the SEC. There is no guarantee that the TCM Coins will ever trade on any electronic exchange for Security Tokens.

Use of Proceeds	We intend to use the net proceeds to acquire additional crypto mining GPUs and working capital.

Termination of the Offering

This offering will terminate upon the earlier to occur of (i) 365 days after this Offering Statement becomes qualified with the Securities and Exchange Commission, or (ii) the date on which all 50,000,000 TCM Coins registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

Subscriptions:	All subscriptions once accepted by us are irrevocable.

Risk Factors:	See “Risk Factors” and the other information in this offering circular for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

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Risk Factors

An investment in our shares involves a high degree of risk and many uncertainties. You should carefully consider the specific factors listed below, together with the cautionary statement that follows this section and the other information included in this Offering Circular, before purchasing our shares in this offering. If one or more of the possibilities described as risks below actually occur, our operating results and financial condition would likely suffer and the trading price, if any, of our shares could fall, causing you to lose some or all of your investment. The following is a description of what we consider the key challenges and material risks to our business and an investment in our securities.

Since our officers and director currently own 100% of the outstanding common stock, investors may find that his decisions are contrary to their interests. You should not purchase shares unless you are willing to entrust all aspects of management to our sole officer and director, or his successors.

Our officer and director own 1,000,000 shares of common stock representing 100% of our outstanding common stock and 100% of the voting power of the company. Our officer and director will own 0 shares of our TCM Coins after this offering is completed but will have 100% of the voting power of the company. As a result, our officer and director will have control of the Company even if the full offering is subscribed for and be able to choose all of our directors. Their interests may differ from the ones of other stockholders. Factors that could cause her interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations and her ability to continue to manage the business given the amount of time she is able to devote to us.

Purchasers of the offered TCM Coins may not participate in our management and, therefore, are dependent upon her management abilities. The only assurance that our shareholders, including purchasers of the offered TCM Coins, have that our sole officer and director will not abuse his discretion in executing our business affairs, as his fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing.

Accordingly, no person should purchase the offered TCM Coins unless willing to entrust all aspects of management to the sole officer and director, or his successors. Potential purchasers of the offered TCM Coins must carefully evaluate the personal experience and business performance of our management.

Status as Not A Shell Company

The Company it is not a "shell company" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, The Company is a "start-up" company which the Commission explicitly differentiates in Footnote 172 to SEC Release No. 33-8869 from "shell" companies covered under Rule 144(i)(1)(i) (the "Rule"). In adopting the definition of a shell company in SEC Release No. 33-8587 (the "Release"), the Commission stated that it intentionally did not define the term "nominal" and it did not set a quantitative threshold of what constitutes a shell company. Indeed, under the Rule, the threshold for what is considered "nominal" is, to a large degree, subjective and based upon facts and circumstances of each individual case.

The Company is actively engaged in the implementation and deployment of its business plan. These activities include:

Mining Operations: The Company has acquired 19 P-102s GPUs that are currently mining and being hosted and serviced by Krambu, LLC.

Blockchain Application Development: The Company has hired Blockchain App Factory to create the smart contract, whitepaper, and investor dashboard. The Company has been told the development of the smart contract, whitepaper and investor dashboard will be completed within 45 days from execution of contract (executed on 01/02/2019). Once these have been developed the Company will attach them as exhibits to this Form 1-A.

The Company has already acquired its initial mining GPU’s and is currently mining cryptocurrencies. As such, the Company's operations are more than just "nominal." As the Commission points out in its Release, there are no established quantitative thresholds to determine whether a company's operations are in-fact "nominal". Instead, the determination is to be made on a case-by-case basis, with significant regards to a subjective analysis aimed at preventing serious problems from allowing scheming promoters and affiliates to evade the definition of a "shell" company (as well as the intent of the Rule). As described in Footnote 32 to the Release, the Commission expounds its rationale for declining to quantitatively define the term "nominal" regarding a shell company.

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It is reasonably commonplace that development stage or "start-up" companies have limited assets and resources, as well as having a going concern explanatory paragraph in the report of its independent registered public accounting firm.

The Company's management has been working at implementing the Company's core business strategy, including, but not limited to, acquisition of the initial mining GPU’s and the development of the blockchain applications for the TCM Coins. The Company’s operations are more than "nominal" and that it does not fall within the class of companies for which the Commission was aiming to prevent as referenced in Release Footnote 32.

Rule 419 – “Blank Check Company”

We are not a “blank check company” as defined by Rule 419 of the Securities Act of 1933, as amended, and therefore the registration statement need not comply with the requirements of Rule 419. Rule 419 defines a “blank check company” as a company that:

(1)

is a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and

(2)	is issuing "penny stock," as defined in Rule 3a51-1 under the Securities Exchange Act of 1934.

We have a very specific business purpose and a bona fide plan of operations. The Company’s principal line of business is blockchain technology focused on cryptocurrency mining. Cryptocurrency mining, or cryptomining, is a process in which transactions for various forms of cryptocurrency are verified and added to the blockchain digital ledger. Each time a cryptocurrency transaction is made, a cryptocurrency miner is responsible for ensuring the authenticity of information and updating the blockchain with the transaction. The mining process itself involves competing with other cryptominers to solve complicated mathematical problems with cryptographic hash functions that are associated with a block containing the transaction data. The first cryptocurrency miner to crack the code is rewarded by being able to authorize the transaction, and in return for the service provided, cryptominers earn small amounts of cryptocurrency of their own.

FORWARD LOOKING STATEMENTS

This offering circular contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. An investment in our TCM Coins is highly speculative and involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below together with all of the other information included in this offering circular. The statements contained in or incorporated into this offering circular that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the value of our TCM Coins could decline, and an investor in our securities may lose all or part of their investment.

Investing in the Company’s Securities is very risky. You should be able to bear a complete loss of your investment. You should carefully consider the following factors, including those listed in this Securities Offering.

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Risks Related to our Business

The Company's auditors have issued a going concern opinion that the Company's may not be able to continue without raising additional capital therefore needs to raise additional capital to continue its operations and to implement its growth plan.

Our auditors and management has concluded that there is substantial doubt about our ability to continue as a going concern. We are a development stage company and may not been able to effectively implement our business plan. There can be no assurance that there will be an opportunity to generate revenues from our contemplated business activities. The revenues and income potential of our proposed business and operations are unproven. The lack of our operating history and the unproven nature of our business strategy makes it difficult to evaluate the future prospects of our business. We are currently experiencing losses resulting from the fact that we are incurring operating expenses and are not generating any revenues.

The Company has limited capitalization and lack of working capital and as a result is dependent on raising funds to grow and expand its business.

Our management has concluded that there is substantial doubt about our ability to continue as a going concern. The Company has extremely limited capitalization and is dependent on raising funds to grow and expand its businesses. The Company will endeavor to finance its need for additional working capital through debt or equity financing. Additional debt financing would be sought only in the event that equity financing failed to provide the Company necessary working capital. Debt financing may require the Company to mortgage pledge or hypothecate its assets, and would reduce cash flow otherwise available to pay operating expenses and acquire additional assets. Debt financing would likely take the form of short-term financing provided by officers and directors of the Company, to be repaid from future equity financing. Additional equity financing is anticipated to take the form of one or more private placements to qualified investors under exemptions from the registration requirements of the 1933 Act or a subsequent public offering. There are no other current agreements or understandings with regard to the form, time or amount of any financing and there is no assurance that any financing can be obtained or that the Company can continue as a going concern.

This offering is being conducted by our officer and director, Anastasia Shishova, without the benefit of an underwriter, as such there is no assurance that we can raise the intended amount.

We have self-underwritten our offering on a “best efforts” basis, which means: No underwriter has been engaged to sell the shares instead our officer and director will attempt to sell the shares. As such there can be no assurance that all of the shares offered under the prospectus will be sold or that the proceeds raised from the offering, if any, will be sufficient to cover the costs of the offering; and there is no assurance that we can raise the intended offering amount.

We are not currently profitable and may not become profitable. Our failure to achieve or maintain profitability could negatively impact the value of our business

We have incurred operating losses since our formation and expect to incur losses in the foreseeable future. We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures. There is substantial doubt as to our ability to continue as a going concern.

As a result, we will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our business.

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We are dependent upon the proceeds of this offering to fund the expansion of our business. If we do not sell enough TCM Coins in this offering to continue operations, this could have a negative effect on the value of the common stock.

We estimated that we must raise approximately $5,000,000 of the $50,000,000 offered in this offering to generate sufficient revenue to finance our operations. Unless we begin to generate sufficient revenues to finance operations as a going concern, we may experience liquidity and solvency problems. Such liquidity and solvency problems may force us to cease operations if additional financing is not available.

As we do not have an escrow or trust account for any proceeds from this offering, if we file for or are forced into bankruptcy protection, then investors may lose their entire investment.

Invested funds for this offering will not be placed in an escrow or trust account and if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds may become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you may lose your investment and your funds will be used to pay creditors.

Our minimal operating history gives no assurances that our future operations will result in profitable revenues, which could result in the suspension or end of our operations.

We have a limited operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the completion of this offering and our ability to generate revenues.

There is substantial doubt as to our ability to continue as a going concern. We have incurred operating losses since our formation and expect to incur significant losses in the foreseeable future. We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures. As a result we will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our business and may cause us to go out of business.

Because we don’t host our own GPUs, our business is dependent on 3rd parties maintaining the GPUs and providing adequate service. Any distribution from these 3rd parties could negatively impact our business.

We do not host our crypto mining GPU. We use 3rd parties to host, maintain, and service the GPU on our behalf. If the 3rd parties cease operations or have other disruptions to the services provided we may have to cease our operations, resulting in the complete loss of your investment.

We are a new company with a limited operating history and we face a high risk of business failure that could result in the loss of your investment.

We are a development stage company formed recently to carry out the activities described in this prospectus and thus have only a limited operating history upon which an evaluation of our Offering Circular can be made. We have limited business operations.

Accordingly, our future revenue and operating results are difficult to forecast. As of the date of this Offering Circular, we have earned no revenue. Failure to generate revenue in the future will cause us to go out of business, which could result in the complete loss of your investment.

We do not anticipate having a predictable stream of revenue from operations, and the variability of our revenues may result in cash shortfalls, which would in turn have a material adverse effect on us.

We cannot predict with any certainty the future performance that will be realized on our crypto mining activities. If we are unable to achieve a sufficient level of revenues during our operating period, or if our operating expenses are significantly higher than we expect, we may experience cash shortfalls. If we experience a cash shortfall, we may be forced to cease operations. We have no commitments for future debt or equity financing and we cannot be sure that any financing would be available in a timely manner, on terms acceptable to us, or at all. Any equity financing could dilute ownership of existing stockholders and any borrowed money could involve restrictions on future capital raising activities and other financial and operational matters, which could materially and adversely affect our business, financial condition and results of operations. If we were unable to obtain financing as needed, we could cease to be a going concern.

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Adverse developments in the global economy restricting the credit markets may materially and negatively impact our business.

The recent downturn in the world’s major economies and the constraints in the credit markets have heightened or could continue to heighten a number of material risks to our business, cash flows and financial condition, as well as our future prospects. Continued issues involving liquidity and capital adequacy affecting lenders could affect our ability to access credit facilities or obtain debt financing and could affect the ability of lenders to meet their funding requirements when we need to borrow. Further, in the uncertain event that a public market for our stock develops, the volatility in the equity markets may make it difficult in the future for us to access the equity markets for additional capital at attractive prices, if at all. The current credit crisis in other countries, for example, and concerns over debt levels of certain other European Union member states, has increased volatility in global credit and equity markets. If we are unable to obtain credit or access capital markets, our business could be negatively impacted. For example, we may be unable from this offering).

Key management personnel may leave the Company, which could adversely affect the ability of the Company to continue operations.

Because we are entirely dependent on the efforts of our officers and director, any one of their departure or the loss of other key personnel in the future, could have a material adverse effect on the business. We believe that all commercially reasonable efforts have been made to minimize the risks attendant with the departure by key personnel from service.

However, there is no guarantee that replacement personnel, if any, will help the Company to operate profitably. We do not maintain key-person life insurance on our sole officer and director.

If our Company is dissolved, it is unlikely that there will be sufficient assets remaining to distribute to our shareholders.

In the event of the dissolution of our company, the proceeds realized from the liquidation of our assets, if any, will be used primarily to pay the claims of our creditors, if any, before there can be any distribution to the shareholders. In that case, the ability of purchasers of the offered TCM Coins to recover all or any portion of the purchase price for the offered TCM Coins will depend on the amount of funds realized and the claims to be satisfied there from.

If we are unable to manage our future growth, our business could be harmed and we may not become profitable.

Significant growth may place a significant strain on management, financial, operating and technical resources. Failure to manage growth effectively could have a material adverse effect on the Company’s financial condition or the results of its operations.

Competitors may enter this sector with superior infrastructure, content and backing, infringing on our customer or viewer base, and affecting our business adversely.

We have identified a market opportunity for our services. Competitors may enter this sector with superior service. This would infringe on our customer base, having an adverse affect upon our business and the results of our operations.

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Since we anticipate operating expenses and capital expenses will increase prior to earning revenue, we may never achieve profitability.

We anticipate an increase in our operating expenses and capital expenses, without realizing any revenues from crypto mining operations. Within the next 18 months, we will have costs related to (i) acquisition of crypto mining GPUs, (ii) administrative expenses, (iii) expenses related to filings required by Regulation A and (iv) the expenses of this offering.

There is no history upon which to base any assumption as to the likelihood that we will prove successful. We cannot provide investors with any assurance that our Content will attract viewers; generate any operating revenue or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business can fail, which will result in the loss of your entire investment.

The management and current shareholders of the Company have 100% of the total voting power thereby acting together they have the ability to choose management or impact operations.

The TCM Coin Series Preferred Stock has no voting rights except as required by law. Only the Common Stock of the Company has voting rights. Management and current shareholders own 100% of the outstanding Common Stock and have voting power of 100% of our issued and outstanding Common Stock. Consequently, management and current shareholders have the ability to influence control of our operations and, acting together, will have the ability to influence or control substantially all matters submitted to stockholders for approval, including:

Election of the Board of Directors;

•	Removal of directors; and

•	Amendment to the our certificate of incorporation or bylaws;

These stockholders will thus have substantial influence over our management and affairs and other stockholders possess no practical ability to remove management or effect the operations of our business. Accordingly, this concentration of ownership by itself may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for the Common Stock.

We may, in the future, issue additional TCM Coin Series Preferred Stock, which would reduce then-existing investors’ percentage of ownership and may dilute our share value.

Our certificate of incorporation authorizes the issuance of up to 250,000,000 shares of TCM Coin Series Preferred Stock. Accordingly, the board of directors will be empowered, without further stockholder approval, to issue additional shares of capital stock up to the authorized amount, which would dilute the current and future shareholders.

Our by-laws provide for indemnification of our officers and directors at our expense and limit their liability which may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our bylaws require that we indemnify and hold harmless our officers and directors, to the fullest extent permitted by law, from certain claims, liabilities and expenses under certain circumstances and subject to certain limitations and the provisions of Wyoming law. Under Wyoming law (Section 17-16-851) of the Wyoming Statutes, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against expenses, attorney’s fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with an action, suit or proceeding if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation.

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The Company will incur additional costs associated with being a public company which may result in our shareholders losing their entire investment.

The additional costs will incur under Regulation A associated to filing the , 1-K, 1-SA, 1-U and other documents required to be filed with the SEC. The company expects these annual costs to be approximately $24,000 - $100,000 for the year. There is a risk that our shareholders will lose their entire investment if we are unable to raise the additional financing or generate sufficient income to pay these additional costs.

The Company’s sole officer and director can determine her/his salary without approval from shareholders which may result in our shareholders losing their entire investment.

Since our sole officer and director may determine his salary without approval from shareholders there is a risk that there will insufficient funds available from the net income. There is a risk that our shareholders will lose their entire investment if we are unable to raise the additional financing or generate sufficient income to pay any salary to our officer.

The Company lacks sufficient internal controls and implementing acceptable internal controls will be difficult with only 1 officer and director thereby it will be difficult to ensure that information required to be disclosed in our reports filed and submitted under the Exchange Act is recorded, processed, summarized and reported as and when required.

The Company lacks internal controls over its financials and it may be difficult to implement such controls with only 1 officer and director. The lack of these internal controls make it difficult to ensure that information required to be disclosed in our reports filed and submitted under the Exchange Act is recorded, processed, summarized and reported as and when required.

The reason we believe our disclosure controls and procedures are not effective is because:

•	there is a lack of segregation of duties necessary for a good system of internal control due to insufficient accounting staff due to the size of the company.

•	the staffing of accounting department is weak due to the lack of qualifications and training, and the lack of formal review process.

•	the control environment of the Company is weak due to the lack of an effective risk assessment process, the lack of internal audit function and insufficient documentation and communication of the accounting policies.

•	Failure in the operating effectiveness over controls related to recording revenue.

We are an “emerging growth company,” and any decision on our part to comply only with certain reduced disclosure requirements applicable to “emerging growth companies” could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

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In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to opt in to the extended transition period for complying with the revised accounting standards.

Because we have elected to defer compliance with new or revised accounting standards, our financial statement disclosure may not be comparable to similar companies.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of our election, our financial statements may not be comparable to companies that comply with public company effective dates. Refer to Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies for further discussion of this exemption.

Our status as an “emerging growth company” under the JOBS Act of 2012 may make it more difficult to raise capital as and when we need it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

There are cyber security risks related to cryptocurrency trading.

Trading platforms and third-party service providers may be vulnerable to hacking or other malicious activity. As with any computer code generally, flaws in cryptocurrency codes may be exposed to such negative activities.

Several errors and defects have been found previously, including those that disabled some functionality for users of cryptocurrency trading platforms and exposed such users’ personal information. Flaws in and exploitations of the source code allowing malicious actors to take or create money have previously occurred. A hack occurred in July 2017 during which a hacker exploited a critical flaw to drain three cryptocurrency wallets that held a combined total of over $31 million worth of Ethereum. If left undetected, the hacker could have been able to steal an additional $150 million. Another example occurred in August 2016, whereby nearly 120,000 bitcoins, representing nearly $72 billion, was stolen from the Bitfinex exchange in Hong Kong.

While the Company has taken steps to protect TCM Coins from hacks and have actively engaged in the development of the backup systems for TCM Coins, the Company is not immune to changes that effect the entire blockchain ecosystem or industry. Such changes as being subject to a hacking event such as those described above, could significantly impact the Company in unpredictable ways, adding volatility and uncertainty to its fiscal projections and financial results.

Since there has been limited precedents set for financial accounting of bitcoin, Ethereum, and other digital assets, it is unclear how the Company will be required to account for digital assets transactions in the future.

Since there has been limited precedence set for the financial accounting of digital assets, the way that the Company will be required to account for digital asset transactions or assets may change drastically in the future. Furthermore, a change in regulatory or financial accounting standards could result in the necessity to restate the Company’s financial statements. Such a restatement could negatively impact the Company’s business, prospects, financial condition and results of operation. Such circumstances could have a material adverse effect on the ability of the Company to continue as a going concern, which would harm the business, prospects or operations of the Company and potentially the value of TCM Coin.

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Taxation of digital securities could negatively impact the results of our operations.

In addition to financial accounting standards, at present there is significant uncertainty with respect to the tax treatment of an investment in digital securities. Bitcoins and other cryptocurrencies may be considered assets in certain areas, property, or currency in others. As such, it is difficult to determine exactly how cryptocurrency will be taxed in any given year which could negatively impact the results of our operations.

At present, for US federal income taxation purposes, cryptocurrencies are generally considered property, and not taxed as currency. However, the Company believes TCM Coin should be treated, and intends to treat TCM Coin, as stock for US federal income tax purposes. However, there are no court decisions or other authorities directly bearing on the tax effects of the issuance and classification of stock with the features of TCM Coin. Accordingly, no assurance can be given that the Company’s view that TCM Coins should be treated as stock for US federal income tax purposes will be upheld by a court. If TCM Coin are considered property other than stock, the Company could be taxed on the proceeds from the offering of the TCM Coin and holders of TCM Coin would not qualify for reduced rates of taxation generally applicable to dividends on stock.

The Company may not have adequate sources of recovery if its coins are lost, stolen or destroyed which could negatively impact the results of our operations.

If the Company’s coins are lost, stolen or destroyed under circumstances rendering a party liable to the Company, the responsible party may not have the financial resources sufficient to satisfy the Company’s claim. For example, as to a particular event of loss, the only source of recovery for the Company might be the responsible third parties (e.g., a thief or terrorist), any of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim of the Company. Furthermore, to the Company’s knowledge, at this time, there is no US or foreign governmental, regulatory, investigative, or prosecutorial authority or mechanism through which to bring an action or complaint regarding missing or stolen coins. Consequently, the Company may be unable to replace missing coins or seek reimbursement for any erroneous transfer or theft of coins. To the extent that the Company is unable to seek redress for such action, error or theft, such loss could adversely affect an investment in TCM Coins.

The Company’s coins may be subject to loss, damage, theft or restriction on access which could negatively impact the results of our operations.

There is a risk that part or all of the Company’s coins could be lost, stolen or destroyed, potentially by the loss or theft of the private keys held by the Company associated with the public digital addresses that hold the Company’s coins. The Company believes that TCM Coins could be an appealing target to hackers or malware distributors seeking to destroy, damage or steal TCM Coins. Access to the Company’s coins could also be restricted by natural events (such as an earthquake or flood) or human actions (such as a terrorist attack). Any of these events may adversely affect the operations of the Company and, consequently, an investment in its coins.

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Incorrect or fraudulent coin transactions may be irreversible which would harm the business, prospects or operations of the Company.

Coin transactions are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the transaction. In theory, cryptocurrency transactions may be reversible with the control or consent of a majority of processing power on the network. Once a transaction has been verified and recorded in a block that is added to the blockchain, an incorrect transfer of a coin or a theft of coin generally will not be reversible and the Company may not be capable of seeking compensation for any such transfer or theft. It is possible that, through computer or human error, or through theft or criminal action, the Company’s coins could be transferred in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts. Such events would have a material adverse effect on the ability of the Company to continue as a going concern, which would harm the business, prospects or operations of the Company and potentially the value of our TCM Coins Series Preferred Stock.

The Company has an evolving business model which could negatively impact the value of our TCM Coin Series Preferred Stock.

As digital asset and blockchain technologies become more widely available, the Company expects the services and products associated with them to evolve. Thus, in order to stay current with the industry, the Company’s business model may need to evolve as well. From time to time, the Company may modify aspects of its business model relating to its product and service offerings. The Company cannot offer any assurance that these or any other modifications will be successful or will not result in harm to the business. Such circumstances would have a material adverse effect on the ability of the Company to continue as a going concern, which would harm the business, prospects or operations of the Company and potentially the value of our TCM Coins.

The Company’s operations, investment strategies, and profitability may be adversely affected by competition from other methods of investing in cryptocurrencies.

The Company competes with other users and/or companies that are issuing cryptocurrencies and other potential financial vehicles, including securities backed by or linked to cryptocurrencies through entities such as exchange traded funds (“ETFs”). Market and financial conditions, and other conditions beyond the Company’s control, may make it more attractive to invest in other financial vehicles, or to invest in other cryptocurrencies, directly which could limit the market for the Company’s coins and correspondingly, reduce their liquidity. The emergence of other vehicles such as ETFs have been scrutinized by government regulators and such scrutiny and negative impressions or conclusions could be applicable to the Company and impact the ability of the Company to successfully pursue this segment or operate at all, or to establish or maintain a public market for its securities. Such events would have a material adverse effect on the ability of the Company to continue as a going concern, which could harm the business, prospects or operations of the Company and potentially the value of TCM Coin.

There is a lack of liquid markets, and therefore a risk of possible manipulation of blockchain/cryptocurrency based assets.

Digital assets that are represented and traded on a ledger-based platform may not necessarily benefit from viable trading markets. Stock exchanges have listing requirements and vet issuers, requiring them to be subjected to rigorous listing standards and rules and monitoring investors transacting on such platform for fraud and other improprieties. These conditions may not necessarily be replicated on a distributed ledger platform, depending on the platform’s controls and other policies. The more lax a distributed ledger platform is about vetting issuers of digital assets or users that transact on the platform, the higher the potential risk for fraud or the manipulation of digital assets. These factors may decrease liquidity or volume or increase volatility of digital securities or other assets trading on a ledger-based system, which may adversely affect the Company. Especially if the TCM Coin is not approved for quotation on the electronic exchanges.

Acceptance and/or widespread use of cryptocurrency is uncertain which would have a material adverse effect on the business, prospects or operations of the Company.

Currently, there is a relatively small use of cryptocurrencies in the retail and commercial marketplace for goods or services. In comparison, there is relatively large use by speculators contributing to price volatility.

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The relative lack of acceptance of cryptocurrencies in the retail and commercial marketplace limits the ability of end-users to use them to pay for goods and services. Such lack of acceptance or decline in acceptances would have a material adverse effect on the ability of the Company to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on the business, prospects or operations of the Company and potentially the value of any cryptocurrencies the Company holds or expects to acquire for its own account.

The impact of geopolitical events on the supply and demand for cryptocurrencies is uncertain.

Crises may motivate large-scale purchases of cryptocurrencies which could increase the price of cryptocurrencies rapidly. This may increase the likelihood of a subsequent price decrease as crisis-driven purchasing behavior wanes, adversely affecting the value of the Company’s coins. Such risks may be similar to the risks of purchasing, holding or selling commodities (such as gold) in uncertain times.

As an alternative to commodities or fiat currencies that are backed by central governments, cryptocurrencies, which are relatively new, are subject to supply and demand forces based upon the desirability of an alternative, decentralized means of buying and selling goods and services. How such supply and demand will be impacted by geopolitical events is uncertain but could be harmful to the Company and investors in the Company’s securities. Nevertheless, political or economic crises may motivate large-scale acquisitions or sales of cryptocurrencies either globally or locally. Such events would have a material adverse effect on the ability of the Company to continue as a going concern, which would have a material adverse effect on the business, prospects or operations of the Company and potentially the value of any cryptocurrencies the Company holds or expects to acquire for its own account.

Banks and financial institutions may not provide banking services, or may cut off services, to businesses that provide cryptocurrency-related services or that accept cryptocurrencies as payment, including financial institutions of investors in the Company’s securities.

A number of companies that provide cryptocurrency-related services have been unable to find banks or financial institutions that are willing to provide them with bank accounts and other services. Similarly, a number of companies and individuals or businesses associated with cryptocurrencies have had and may continue to have their existing bank accounts closed or services discontinued with financial institutions. The Company has not experienced difficulties in maintaining banking relationships, but as the Company scales, it may be unable to obtain or maintain these services for its business activities. The difficulty that many businesses that provide cryptocurrency-related services have and may continue to have in finding banks and financial institutions willing to provide them services may be decreasing the usefulness of cryptocurrencies as a payment system and harming public perception of cryptocurrencies and could decrease its usefulness and harm its public perception in the future. Similarly, the usefulness of cryptocurrencies as a payment system and the public perception of cryptocurrencies could be damaged if banks or financial institutions were to close the accounts of businesses providing cryptocurrency-related services. This could occur as a result of compliance risk, cost, government regulation or public pressure. Such factors would have a material adverse effect the ability of the Company to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on the business, prospects or operations of the Company and harm investors in the Company’s securities.

The development and acceptance of cryptographic and algorithmic protocols governing the issuance of and transactions in cryptocurrencies are subject to a variety of factors that are difficult to evaluate.

The use of cryptocurrencies to, among other things, buy and sell goods and services and complete transactions, is part of a new and rapidly evolving industry that employs digital assets based upon a computer-generated mathematical and/or cryptographic protocol. The growth of this industry in general, and the use of cryptocurrencies in particular, is subject to a high degree of uncertainty, and the slowing or stopping of the development or acceptance of developing protocols may occur and is unpredictable. The factors include, but are not limited to:

•	Continued worldwide growth in the adoption and use of cryptocurrencies;

•	Governmental and quasi-governmental regulation of cryptocurrencies and their use, or restrictions on or regulation of access to and operation of the network or similar cryptocurrency systems;

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•	The maintenance and development of the open-source software protocol of the network;

•	The availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies;

•	General economic conditions and the regulatory environment relating to digital assets; and

•	Negative consumer sentiment and perception of bitcoin specifically and cryptocurrencies generally.

Such events would have a material adverse effect on the ability of the Company to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on the business, prospects or operations of the Company and potentially the value of any cryptocurrencies the Company holds or expects to acquire for its own account and harm investors in the Company’s securities.

Regulatory changes or actions may alter the nature of an investment in the Company or restrict the use of cryptocurrencies in a manner that adversely affects the Company’s business, prospects or operations.

As cryptocurrencies have grown in both popularity and market size, governments around the world have reacted differently to cryptocurrencies, with certain governments deeming them illegal while others have allowed their use and trade.

For example, on July 25, 2017, the SEC released an investigative report which states that the United States would, in some circumstances, consider the offer and sale of coins pursuant to an initial coin offering (“ICO”) subject to federal securities laws. Thereafter, China released statements and took similar actions. These releases may be a prelude to further action which could chill widespread acceptance of cryptocurrency and effect the ability of the Company to continue as a going concern, which could have a material adverse effect on the business, prospects or operations of the Company.

Governments may in the future take regulatory actions that prohibit or severely restrict the right to acquire, own, hold, sell, use or trade cryptocurrencies or to exchange cryptocurrencies for fiat currency. Similar actions by governments or regulatory bodies (such as an exchange on which the Company’s securities are listed, quoted or traded) could result in restriction of the acquisition, ownership, holding, selling, use or trading in the Company’s securities. On-going and future regulatory actions may impact the ability of the Company to continue to operate and such actions could affect the ability of the Company to continue as a going concern, which could have a material adverse effect on the business, prospects or operations of the Company.

Risks Related To This Offering

Investing in our company is highly speculative and could result in the entire loss of your investment.

Purchasing the offered TCM Coins is highly speculative and involves significant risk. The offered TCM Coins should not be purchased by any person who cannot afford to lose their entire investment. Our business objectives are also speculative, and it is possible that we would be unable to accomplish them. Our shareholders may be unable to realize a substantial or any return on their purchase of the offered TCM Coins and may lose their entire investment. For this reason, each prospective purchaser of the offered TCM Coins should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

TCM Coin Series Preferred Stock Holders will not have the rights enjoyed by investors in certain other vehicles which could impact the value of the TCM Coin Series Preferred Stock.

Purchasers of TCM Coin Series Preferred Stock will have few of the statutory rights normally associated with the ownership of shares of common stock of a corporation. TCM Coin Series Preferred Stockholders do not have voting rights (which, for example, means that TCM Coin Series Preferred Stockholders do not have the right to elect the Company’s directors) and only have limited distribution and liquidation rights. See “Description of Capital Stock” for a description of the limited rights of TCM Coin Series Preferred Stock.

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Investing in our company may result in an immediate loss because buyers will pay more for our common stock than what the pro rata portion of the assets are worth.

We have only been recently formed and have only a limited operating history with limited earnings; therefore, the price of the offered TCM Coins is not based on any data. The offering price and other terms and conditions regarding our shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The arbitrary offering price of $1.00 per share as determined herein is substantially higher than the net tangible book value per share of our TCM Coins. Our assets do not substantiate a share price of $1.00. This premium in share price applies to the terms of this offering. The offering price will not change for the duration of the offering.

We have 250,000,000 authorized TCM Coins, of which 0 shares are currently issued and outstanding and 50,000,000 shares will be issued and outstanding after this offering terminates (assuming all have been sold). Our management could issue substantially more TCM Coins, which may cause a large dilution to the TCM Coin holders.

As we do not have an escrow or trust account with the subscriptions for investors, if we file for or are forced into bankruptcy protection, investors will lose their entire investment.

Invested funds for this offering will not be placed in an escrow or trust account and if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

There is no assurance that investors in this Offering will receive a return on their investment which could result in losing your entire investment.

There can be no assurances that investors will realize a return on their investments or that their entire investments will not be lost. For this reason, each investor should carefully read this Offering Circular Statement on Form 1-A, of which this prospectus is a part. Investors should consult with their own attorneys and business advisors prior to making any investment decision with respect to the TCM Coin Series Preferred Stock.

The Company intends to apply for quotation of TCM Coin Series Preferred Stock on STO Exchanges; however, we may not ever be able to list our TCM Coin Series Preferred Stock on any STO Exchange, so you may be unable to sell or otherwise desire to liquidate your shares.

As sale volumes on the cryptocurrency exchanges are not as large as those of national exchanges, the number of persons interested in purchasing TCM Coins at, or near ask prices at any given time, may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that the Company is relatively small and new business which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume. It is possible that even if the Company comes to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as the Company or purchase or recommend the purchase of TCM Coins until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in TCM Coins is minimal or non-existent, as compared to a seasoned issuer, which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. The Company cannot give you any assurance that a public trading market for TCM Coins will ever commence, develop or be sustained.

Cryptocurrency exchanges and other trading venues are relatively new and, in most cases, largely unregulated and may therefore may be subject to fraud and failures.

When cryptocurrency exchanges or other trading venues are involved in fraud or experience security failures or other operational issues, such events could result in a reduction in cryptocurrency prices, impact the success of the Company and have a material adverse effect on the ability of the Company to continue as a going concern, which correspondingly could harm the business, prospects and operations of the Company.

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Cryptocurrency market prices depend, directly or indirectly, on the prices set on exchanges and other trading venues, which are new and, in most cases, largely unregulated as compared to established, regulated exchanges for securities, commodities or currencies. For example, during the past three years, a number of bitcoin exchanges have closed due to fraud, business failure or security breaches. In many of these instances, the customers of the closed exchanges were not compensated or made whole for partial or complete losses of their account balances. While smaller exchanges are less likely to have the infrastructure and capitalization that may provide larger exchanges with some stability, larger exchanges may be more likely to be appealing targets for hackers and “malware” (i.e., software used or programmed by attackers to disrupt computer operation, gather sensitive information or gain access to private computer systems) and may be more likely to be targets of regulatory enforcement action. The Company does not maintain any insurance to protect from such risks, and does not expect any insurance for customer accounts to be available (such as federal deposit insurance) at any time in the future, putting customer accounts at risk from such events. In the event the Company faces fraud, security failures, operational issues or similar events such factors would have a material adverse effect on the ability of the Company to continue as a going concern, which could have a material adverse effect on the business, prospects or operations of the Company.

The Company is creating a new, untested concept and may not achieve market acceptance.

The concept of creating a dividend back security to be listed on a STO exchange is new and untested. There can be no assurance that the concept will achieve market acceptance. Investors acquiring TCM Coins Series Preferred Stock will bear the risks of investing in a novel, untested type of securities transaction that will trade on a novel type of trading platform and be subject to a number of unusual restrictions, as well as the risks of investing in the Company’s still developing business. Any failure to perform as expected will have a material adverse effect on the Company’s prospects.

In the event that our TCM Coins are traded, they may trade under $5.00 per share, and thus will be considered a penny stock. Trading penny stocks has many restrictions and these restrictions could severely affect the price and liquidity of our shares.

In the event that our TCM Coins are traded, and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

Cryptocurrency exchanges and other trading venues are relatively new and, in most cases, largely unregulated and may therefore may be subject to fraud and failures.

When cryptocurrency exchanges or other trading venues are involved in fraud or experience security failures or other operational issues, such events could result in a reduction in cryptocurrency prices, impact the success of the Company and have a material adverse effect on the ability of the Company to continue as a going concern, which correspondingly could harm the business, prospects and operations of the Company.

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Cryptocurrency market prices depend, directly or indirectly, on the prices set on exchanges and other trading venues, which are new and, in most cases, largely unregulated as compared to established, regulated exchanges for securities, commodities or currencies. For example, during the past three years, a number of bitcoin exchanges have closed due to fraud, business failure or security breaches. In many of these instances, the customers of the closed exchanges were not compensated or made whole for partial or complete losses of their account balances. While smaller exchanges are less likely to have the infrastructure and capitalization that may provide larger exchanges with some stability, larger exchanges may be more likely to be appealing targets for hackers and “malware” (i.e., software used or programmed by attackers to disrupt computer operation, gather sensitive information or gain access to private computer systems) and may be more likely to be targets of regulatory enforcement action. The Company does not maintain any insurance to protect from such risks, and does not expect any insurance for customer accounts to be available (such as federal deposit insurance) at any time in the future, putting customer accounts at risk from such events. In the event the Company faces fraud, security failures, operational issues or similar events such factors would have a material adverse effect on the ability of the Company to continue as a going concern, which could have a material adverse effect on the business, prospects or operations of the Company.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit your ability to buy and sell our TCM Coins, which could depress the price of our shares.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our TCM Coins, and thereby depress our share price.

DILUTION

We intend to sell 50,000,000 shares of our TCM Coins. We were initially capitalized by the sale of our Common Stock. The following table sets forth the number of shares of TCM Coins purchased from us, the total consideration paid and the price per share. The table assumes all 50,000,000 shares of our TCM Coin Series Preferred Stock will be sold.

	TCM Coin Series Preferred Shares Issued		Total Consideration		Price
	Number	Percent	Amount	Percent	Per Share
Existing Shareholders	-	0%	$-	-	$-
Purchasers of Shares	50,000,000	100%	$50,000,000	100%	$1.00
Total	50,000,000	100%	$50,000,000	100%	$1.00

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The following table sets forth the difference between the offering price of the TCM Coins being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the offering by us, assuming that 100%, 50%, 25% and 10% of the offered shares are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of December 31, 2018. Totals may vary due to rounding.

	100% of offered coins are sold	50% of offered coins are sold	25% of offered coins are sold	10% of offered coins are sold

Offering Price	$1.00	$1.00	$1.00	$1.00
	per share	per share	per share	per share

Net tangible book value at December 31, 2018	$0.0001	$0.0001	$0.0001	$0.0001
	per share	per share	per share	per share

Net tangible book value after giving effect to the offering	$1.00	$1.00	$1.00	$1.00
	per share	per share	per share	per share

Increase in net tangible book value per share attributable to cash	$1.00	$1.00	$1.00	$1.00
payments made by new investors	per share	per share	per share	per share

Per Share Dilution to New Investors	$(0.00)	$(0.00)	$(0.00)	$(0.00)
	per share	per share	per share	per share

Percent Dilution to New Investors	0%	0%	0%	0%

SELLING SHAREHOLDERS

None.

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DETERMINATION OF OFFERING PRICE

The offering price of the TCM Coins being offered has been determined arbitrarily by the Company. The price does not bear any relationship to the Company’s assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of coins to be offered and the offering price, the Company took into consideration its cash on hand and the amount of money it would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the TCM Coins.

PLAN OF DISTRIBUTION

Our TCM Coins offered through this offering are being made by Anastasia Shishova, our Chief Executive Officer, on behalf of the Company through a direct public offering. Our TCM Coins may be sold or distributed from time to time by Ms. Shishova to one or more purchasers utilizing general solicitation through the internet, social media, and any other means of widespread communication at a fixed price of $1.00 per share. The sale of our TCM Coins offered by us through this offering may be effected by one or more of the following methods: internet, social media, and any other means of widespread communication including but not limited to crowdfunding sites, ordinary brokers’ transactions;· transactions involving cross or block trades; through brokers, dealers, or underwriters who may act solely as agents; in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;· in privately negotiated transactions; or· any combination of the foregoing. Brokers, dealers, underwriters, or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the purchasers of the common stock for whom the broker-dealers may act as agent.

The Company has 0 TCM Coins issued and outstanding as of the date of this offering circular. The Company is registering for sale 50,000,000 TCM Coins at the price of $1.00 per share.

In connection with the Company’s selling efforts in the offering, Anastasia Shishova, will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Anastasia Shishova is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Anastasia Shishova will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Ms. Shishova is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Ms. Shishova will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Cameron Cox will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company will receive all proceeds from the sale of the 50,000,000 TCM Coins being offered on behalf of the company itself. The price per share is fixed at $1.00 for the duration of this offering. The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. The TCM Coins sold by the Company may be occasionally sold in one or more transactions; all TCM Coins sold under this offering circular will be sold at a fixed price of $1.00 per share.

The Company will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be no more than $10,000.

Development of Smart Contract

The Company has engaged Blockchain App Factory to develop a smart contract for the TCM Coin. A smart contract is a simple program designed to execute once a specified criterion is automatically satisfied. The smart contract will ensure that the TCM Coins are purchased, traded and sold in accordance to the requirements of this Offering Circular. Since the smart contract is blockchain based, the transactions are immutable, traceable, and fully transparent. As part of the Smart Contract a Token Compliance Architecture and Wallet Compliance Architecture will be created. The Company is still developing the smart contract and will file it as exhibit to this Form 1-A once it is completed. The Company expects it to be completed on or about February 15, 2019.

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Token Compliance Architecture

•	Regulations for Crowdfunding such as Reg D, Reg A+, Reg S or any other countries regulations for crowdfunding are embedded.

•	Accredited Investor to Accredited Investor transfer of tokens if the regulations say so, or else the token transfer is rejected.

•	Entry & Exit validations for Secondary Markets

•	Blue Sky Laws of the states in the Smart contracts

•	Instead of a transfer agent, every record (investor information, transaction records etc.) is stored on the blockchain with smart contracts for validation

•	Automated Dividend Distribution for Investors

•	Lost Tokens can be burned by the issuers.

Wallet Compliance Architecture

As part of the Smart Contract the a wallet compliance architecture will be created that for the following purposes:

•	KYC/AML Verification

•	Multi-platform, Multi-currency, multi-device & Multi-signature digital asset wallet

•	Credential management such as private keys is decentralized to the investors

•	Unified dashboard with streamline and user-friendly interface

•	Vesting Period, if any, embedded in the wallet

•	Execution is triggered only after regulatory checks & compliance requirements

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must:

- Execute and deliver a subscription agreement; and

- Deliver funds to us for acceptance or rejection.

The Company will accept payment in BTC and ETH. We will accept checks or wires. Check must be made payable to “AW Blockchain Mining”. The Company will deliver the TCM Coins purchased directly to the purchasers upon confirmation of receipt of funds.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

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USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $1.00 The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50%, and 25% of the securities offered for sale by the Company. There is no assurance that we will raise the full $50,000,000 as anticipated.

If 50,000,000,000 TCM Coins (100%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Acquisition of Crypto Mining GPU’s	$49,000,000
General operating capital	$1,000,000
TOTAL	$50,000,000

If 37,500,000 TCM Coins (75%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Acquisition of Crypto Mining GPU’s	$36,500,000
General operating capital	$1,000,000
TOTAL	$37,500,000

If 25,000,000 TCM Coins (50%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Acquisition of Crypto Mining GPU’s	$24,000,000
General operating capital	$1,000,000
TOTAL	$25,000,000

If 12,500,000 TCM Coins (25%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Acquisition of Crypto Mining GPU’s	$12,000,000
General operating capital	$500,000
TOTAL	$12,500,000

The above figures represent only estimated costs for the next 12 months.

Item 7: Description of Business

Business of Registrant

The Company's primary business is a blockchain technology company focused on cryptocurrency mining. Cryptocurrency mining, or cryptomining, is a process in which transactions for various forms of cryptocurrency are verified and added to the blockchain digital ledger. Each time a cryptocurrency transaction is made, a cryptocurrency miner is responsible for ensuring the authenticity of information and updating the blockchain with the transaction. The mining process itself involves competing with other cryptominers to solve complicated mathematical problems with cryptographic hash functions that are associated with a block containing the transaction data. The first cryptocurrency miner to crack the code is rewarded by being able to authorize the transaction, and in return for the service provided, cryptominers earn small amounts of cryptocurrency of their own. The Company’s mining operations operates under the name “Team Crypto”.

On December 31, 2018, the Company acquired its initial 19 GPUs for its cryptocurrency mining operations. The Company’s mining equipment is hosted by a 3rd party at a cost of $0.09 per kilowatt used. The Company’s mining rigs can be reprogramed to mine: Ethereum, Ethereum Cash, Monero or BitTube (additional coins will be added once they are available). The Company can program each individual rig separately to mine any combination of the above coins.

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Government Regulation

Crypto Currency Mining isn’t regulated differently from any other business in the United States. The Company will have certain Anti-Money Laundering (AML) and Know Your Customer (KYC) protections embedded in the smart contract that will be developed for the TCM Coin Series Preferred Stock prior to seeking listing on an STO Exchange.

Market Price and Dividends

Market Information

Neither our common stock nor TCM Coin Series Preferred Stock trades on any market. Once this offering is complete, the Company will seek to list the TCM Coin Series Preferred Stock on an STO. In order to list on an STO Exchange, the Company will have to develop a smart contract for the TCM Series Preferred Stock. A smart contract is a self-executing contractual agreement that works within a blockchain. The smart contract defines the terms and conditions of the TCM Coin Series Preferred Stock. The contract is located on the blockchain, which means that it cannot be altered.

Holders

There is 1 holder of the Company’s Common Stock. There is no holders of the Company’s TCM Coin Series Preferred Stock.

Securities Authorized for Issuance Under Equity Compensation Plans.

None

Transfer Agent

The Company will serve as its own transfer agent.

Penny Stock Regulations and Restrictions on Marketability

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading, (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws, (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price, (d) contains a toll-free telephone number for inquiries on disciplinary actions, (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks, and (f) contains such other information and is in such form, including language, type size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (a) bid and offer quotations for the penny stock, (b) the compensation of the broker-dealer and its salesperson in the transaction, (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock, and (d) a monthly account statement showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity for our common stock. Therefore, stockholders may have difficulty selling their shares of our common stock.

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Competition

The crypto mining industry is highly competitive. Our competitors and potential competitors include crypto mining companies and individuals with high net worth’s. Most of our competitors have greater financial, personnel and other resources than we have. Accordingly, a high degree of competition in these areas will continue. However, st this time, we have not completed a thorough competitive analysis to identify the main competitors. We intend to use part of the proceeds (as part of working capital) to conduct such analysis and structure our strategy accordingly.

Employees and Employment Agreements

As of December 31, 2018, we have no employees other than Ms. Shishova, our sole officer and director. Our officer has the flexibility to work on our business as required to execute the business plan and are prepared to devote more time to our operations as may be required and we do not have any employment agreements with them.

We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our sole director and officer.

Proprietary Rights

We do not have any proprietary rights.

Intellectual Property

We do not currently hold rights to any intellectual property.

Research and Development

Since our inception to the date of this Offering Circular, we have not spent any money on research and development activities.

Reports to Security Holders

After the completion of this Tier II, Regulation A offering, we intend to become subject to the information and periodic reporting requirements of the Exchange Act. If we become subject to the reporting requirements of the Exchange Act, we will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the public reference room and on the Commission’s website referred to above. Until we become or never become subject to the reporting requirements of the Exchange Act, we will furnish the following reports, statements, and tax information to each stockholder:

1.

Reporting Requirements under Tier II of Regulation A. Following this Tier II, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A. We will be required to file: an annual report with the SEC on Form 1-K; a semi-annual report with the SEC on Form 1-SA; current reports with the SEC on Form 1-U; and a notice under cover of Form 1-Z. The necessity to file current reports will be triggered by certain corporate events, similar to the ongoing reporting obligation faced by issuers under the Exchange Act, however the requirement to file a Form 1-U is expected to be triggered by significantly fewer corporate events than that of the Form 8-K. Such reports and other information will be available for inspection and copying at the public reference room and on the Commission’s website referred to above. Parts I & II of Form 1-Z will be filed by us if and when we decide to and are no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A.

2.

Annual Reports. As soon as practicable, but in no event later than one hundred twenty (120) days after the close of our fiscal year, ending on the last Sunday of a calendar year, our board of directors will cause to be mailed or made available, by any reasonable means, to each Stockholder as of a date selected by the board of directors, an annual report containing financial statements of the Company for such fiscal year, presented in accordance with GAAP, including a balance sheet and statements of operations, company equity and cash flows, with such statements having been audited by an accountant selected by the board of directors. The board of directors shall be deemed to have made a report available to each stockholder as required if it has either (i) filed such report with the SEC via its Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system and such report is publicly available on such system or (ii) made such report available on any website maintained by us and available for viewing by the stockholders.

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Legal Proceedings

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we are an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on golden parachute compensation.

Under the JOBS Act, we will remain an “emerging growth company” until the earliest of:

•	the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more;

•	the last day of the fiscal year following the fifth anniversary of the effective date of this registration statement;

•	the date on which we have, during the previous three-year period, issued more than $1 billion in non- convertible debt; and

•	the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, or the Exchange Act.

We will qualify as a large accelerated filer as of the first day of the first fiscal year after we have (i) more than $700 million in outstanding common equity held by our non-affiliates and (ii) been public for at least 12 months. The value of our outstanding common equity will be measured each year on the last day of our second fiscal quarter.

The Section 107 of the JOBS Act provides that we may elect to utilize the extended transition period for complying with new or revised accounting standards and such election is irrevocable if made. As such, we have made the election to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. Please refer to a discussion on page 13 under “Risk Factors” of the effect on our financial statements of such election.

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Going Concern

We have expressed substantial doubt about our ability to continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered losses and has experienced negative cash flows from operations, which raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to those matters are also described in Note 3 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Item 8: Description of Property

As our office space needs are limited at the current time, we are currently located at 3820 Central Avenue Cheyenne, WY 82001. Ms. Shishova is donating this space usage free of charge.

Item 9: Management’s Decision and Analysis of Financial Condition and Results of Operation

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that reflect our current views with respect to future events and financial performance, which involve risks and uncertainties. Forward-looking statements are often identified by words like: “believe”, “expect”, “estimate”, “anticipate”, “intend”, “project” and similar expressions, or words that, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

As used in this "Management's Discussion and Analysis of Financial Condition and Results of Operation," except where the context otherwise requires, the term "we," "us," or "our," refers to the business of AW Blockchain Mining. Our financial statements are stated in United States Dollars (USD or US$) and are prepared in accordance with United States Generally Accepted Accounting Principles.

Overview

Results of Operations

There is limited historical financial information about us upon which to base an evaluation of our performance. We have not generated revenues from our operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including the financial risks associated with the limited capital resources currently available to us for the implementation of our business strategies. (See “Risk Factors”). To become profitable and competitive, we must develop the business plan and execute the plan. Our management will attempt to secure financing through various means including borrowing and investment from institutions and private individuals.

Since inception, the majority of our time has been spent refining its business plan and preparing for a primary financial offering.

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Results of Operations and Financial Condition for the Period from December 31, 2018 (Inception) to December 31, 2018 for the Period from December 31, 2018 (Inception) to December 31, 2018
Costs and expenses
General and administrative	$151
Total operating expenses	151

Loss from operations
Net loss	$(151)

We have not generated any revenues as of December 31, 2018.

Operating expense were $151 for the period ended December 31, 2018. These comprised of the state filing fees for the formation of the Company.

There is no assurance that we will ever be profitable. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should we be unable to continue as a going concern.

Liquidity and Capital Resources

December 31,
2018
Cash	$-
Total Assets	$14,106
Total Liabilities	$-
Stockholders' Deficit	$14,106

December 31,
2018
Cash Flows used in Operating Activities	$(151)
Cash Flows used in Investing Activities	$(14,106)
Cash Flows from Financing Activities	$14,257
Net Decrease in Cash During the Year	$-

During the period ended December 31, 2018, cash used in operating activities was ($151). This was primarily of our net loss of $151, associated with the state filing fees.

During the period ended December 31, 2018, cash used in investing activities was ($14,106).

During the period ended December 31, 2018 cash provided by financing activities amounted to $14,257.

As of December 31, 2018, we had no cash available. We plan to raise additional debt and equity financing to meet our obligations as they become due.

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The Company currently has no external sources of liquidity such as arrangements with credit institutions or off-balance sheet arrangements that will have or are reasonably likely to have a current or future effect on our financial condition or immediate access to capital.

Our director and officers has made no commitments, written or oral, with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees.

If the Company is unable to raise the funds partially through this offering, the Company will seek alternative financing through means such as borrowings from institutions or private individuals. There can be no assurance that the Company will be able to keep costs from being more than these estimated amounts or that the Company will be able to raise such funds. Even if we sell all shares offered through this Offering Circular, we expect that the Company will seek additional financing in the future. However, the Company may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, the Company may be forced to seek a buyer for our business or another entity with which we could create a joint venture. If all of these alternatives fail, we expect that the Company will be required to seek protection from creditors under applicable bankruptcy laws.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors’ independence, audit committee oversight, and the adoption of a code of ethics. Our Board of Directors is comprised of one individual who is also our executive officer. Our executive officer makes decisions on all significant corporate matters such as the approval of terms of the compensation of our executive officer and the oversight of the accounting functions.

Although the Company has adopted a Code of Ethics and Business Conduct the Company has not yet adopted any of these other corporate governance measures and, since our securities are not yet listed on a national securities exchange, the Company is not required to do so. The Company has not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently do not have any independent directors. If we expand our board membership in future periods to include additional independent directors, the Company may seek to establish an audit and other committees of our board of directors. It is possible that if our Board of Directors included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officer and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Trends and Key Factors Affecting Our Performance

The core elements of our growth strategy include acquisition crypto mining GPUs. We plan to invest significant resources to accomplish these goals, and we anticipate that our operating expenses will continue to increase for the foreseeable future, particularly GPU acquisition costs, operating costs, and overhead. These investments are intended to contribute to our long-term growth; however, they m ay affect our short-term profitability.

Our Company is in the process of raising capital to expand it crypto mining operations. We acquired our initial crypto mining GPU on December 31, 2018. Accordingly, we have not experienced any recognizable trends in the last fiscal year.

32

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

Timing needs for Funding

Immediate/Short Term needs (current through December 2019)

$50,000,000: This capital is intended to be used acquire crypto mining equipment. The $50,000,000 is broken down as follows: $49,000,000 to acquire crypto mining GPUs and $1,000,000 for reserve for working capital.

The expenses directly associated to acquiring mining equipment is $10,000 - $14,000 per server that contains 16-19 crypto mining cards and cost approximately $0.09 per kilowatt of power used. The $0.09 per kilowatt covers the company’s total cost with hosting the equipment, maintenance fee and power costs for the mining servers. The Company's monthly burn rate consists of the direct costs of the power cost of running the mining equipment and maintenance fees ($0.09 per kilowatt) and the expected on-going general expenses of the Company (such as filing fees, audits and general administrative expenses).

If the Company's revenue is not sufficient to cover the monthly burn rate, the Company would be required to raise additional funds to cover those expenses. The Company will not know the amount that would be required to be raised to cover the monthly burn rate until the Company is able to determine what its monthly revenue is.

Long-term needs (January through December 2020)

$200,000,000: This capital is intended to be used acquire crypto mining GPUs. The $200,000,000 is broken down as follows: $200,000,000 to acquire crypto mining GPUs.

The expenses directly associated to acquiring mining equipment is $10,000 - $14,000 per server (16-19 cards) and cost approximately $0.09 per kilowatt of power used. The $0.09 per kilowatt covers the company’s total cost with hosting the equipment, maintenance fee and power costs for the mining servers. The Company's monthly burn rate consists of the direct costs of the power cost of running the mining equipment and maintenance fees ($0.09 per kilowatt) and the expected on-going general expenses of the Company (such as filing fees, audits and general administrative expenses).

If the Company's revenue is not sufficient to cover the monthly burn rate, the Company would be required to raise additional funds to cover those expenses. The Company will not know the amount that would be required to be raised to cover the monthly burn rate until the Company is able to determine what its monthly revenue is.

Dividend Policy

The Company intends TCM Coin Series Preferred Stockholders and Common shareholders dividends based on the after tax income of the company. The TCM Coins will receive 70% of the after tax income of the company. The Company will decide what, if anything, to distribute to the holders of the Common Stock. However, our ability to pay dividends is subject to limitations imposed by Wyoming law. Pursuant to Business Corporation Act, dividends may be paid to the extent that a corporation’s assets exceed it liabilities and it is able to pay its debts as they become due in the usual course of business. Additionally, Section 17‑10‑119 requires that the company at the time of each dividend or apportionment of profits, and at least once in every year, the directors shall cause to be prepared a statement showing the financial condition of the corporation. This statement shall be in such form as shall fully exhibit the assets and liabilities of the corporation; its earnings and profits, purchases and sales, expenses and outlays, for the period covered by such dividend, apportionment of earnings, or yearly statement, and this statement, shall be in such form that good understanding of the financial condition of said company may be obtained from such statement.

33

Inflation

The effect of inflation on our revenues and operating results has not been significant.

Critical Accounting Policies

Our financial statements are affected by the accounting policies used and the estimates and assumptions made by management during their preparation. We have identified below the critical accounting policies which are assumptions made by management about matters that are highly uncertain and that are of critical importance and have a material impact on our financial statements. Management believes that the critical accounting policies and estimates discussed below involve the most complex management judgments due to the sensitivity of the methods and assumptions necessary in determining the related asset, liability, revenue and expense amounts. Specific risks associated with these critical accounting policies are discussed throughout this MD&A, where such policies have a material effect on reported and expected financial results.

A complete listing of our significant policies is included in the notes to our financial statements for the year ended December 31, 2018.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Estimates are based on historical experience, management expectations for future performance, and other assumptions as appropriate. We re-evaluate estimates on an ongoing basis; therefore, actual results may vary from those estimates.

Stock-Based Compensation

We periodically issue stock options and warrants to employees and non-employees in non-capital raising transactions for services and for financing costs. We account for stock option and warrant grants issued and vesting to employees based on Financial Accounting Standards Board (FASB) ASC Topic 718, "Compensation - Stock Compensation", whereas the award is measured at its fair value at the date of grant and is amortized ratably over the service period. We account for stock option and warrant grants issued and vesting to non-employees in accordance with ASC Topic 505, "Equity", whereas the value of the stock compensation is based upon the measurement date as determined at either (a) the date at which a performance commitment is reached, or (b) at the date at which the necessary performance to earn the equity instruments is complete.

Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive exploration activities. For these reasons our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

Accounting and Audit Plan

In the next twelve months, we anticipate spending approximately $20,000 - $30,000 to pay for our accounting and audit requirements.

34

Off-balance sheet arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Critical Accounting Policies

Our critical accounting policies, including the assumptions and judgments underlying them, are disclosed in the notes to our financial statements included in this prospectus. We have consistently applied these policies in all material respects. Below are some of the critical accounting policies:

Revenue Recognition

The company pursues opportunities to realize revenues its cryptocurrency mining activities. It is the company’s policy that revenues and gains will be recognized in accordance with ASC Topic 605-10-25, “Revenue Recognition.” Under ASC Topic 605-10-25, revenue earning activities are recognized upon the mined coins being sent to the Company’s digital asset wallet. Gains or losses from the sale of the coins (digital assets) are recognized when the coin/digital asset is sold or otherwise disposed of, the cost and associated accumulated depreciation are removed from the accounts and the resulting gain or loss is recognized in the statement of operations.

Cash equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Depreciation schedule

The Company will depreciate its cryptocurrency mining equipment straight line depreciation of the over an expected life of four years.

Basic and diluted net loss per share

The Company computes loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using treasury stock method, and convertible preferred stock, if any, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive. Common stock equivalents pertaining to the convertible debt, options, warrants and convertible preferred shares were not included in the computation of diluted net loss per common share because the effect would have been anti-dilutive due to the net loss for the years ended December 31, 2018.

Stock-based Compensation

Accounting Standards Codification (“ASC”) 718, “Accounting for Stock-Based Compensation" established financial accounting and reporting standards for stock-based compensation plans. It defines a fair value based method of accounting for an employee stock option or similar equity instrument. The Company accounts for compensation cost for stock option plans and for share based payments to non-employees in accordance with ASC 718. Accordingly, employee share-based payment compensation is measured at the grant date, based on the fair value of the award, and is recognized as an expense over the requisite service period. Additionally, share-based awards to non-employees are expensed over the period in which the related services are rendered at their fair value. The Company accounts for share based payments to non-employees in accordance with ASC 505-50 “Accounting for Equity Instruments Issued to Non-Employees for Acquiring, or in Conjunction with Selling, Goods or Services”.

35

Recently issued accounting standards

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

Sale of Unregistered Securities

On December 31, 2018, the Company issued 1,000,000 of its Common Stock to Buscar Company in exchange for $14,257. This cash was payments made for the start up costs and the acquisition of the initial 19 GPUs for Cryptocurrency Mining.

Item 10: Directors, Executive Officers and Significant Employees

The table below sets forth our directors and executive officers of as of the date of this Offering Circular.

Name (1)	Position	Age	Term of Office	Approximate Hours Per Week

Anastasia Shishovsa	President, Chief Executive Officer, Chief Financial Officer and Director	32	Inception to Present	As required

_____________

(1)	The address for our offices the Company’s corporate office listed on cover page

Anastasia Shishova

Ms. Shishova was appointed as our sole officer and director on December 31, 2018. Since 2016, Ms. Shishova been the CEO of Buscar Company, a public company trading under the symbol CGLD. Since June 2011, Ms. Shishova has worked as an independent marketing consultant for businesses. Ms. Shishova has a Master's Degree in Marketing and a Bachelors Degree from Samara State University in Samara, Russia.

Item 11: Compensation of Directors and Executive Officers

Name (1)	Capacities in which Compensation was Received (2)	Cash Compensation	Other Compensation	Total Compensation

Anastasia Shishova	President, Chief Executive Officer, Chief Financial Officer and Director	$0	$0	$0

_____________

[1]	All addresses shall be considered the Company’s corporate office listed on cover page.
[2]

We reimburse our officers and directors for reasonable expenses incurred during the course of their performance and for extraordinary services; however, we do not compensate our directors for attendance at meetings. We have no long-term incentive plans.

36

Item 12: Security Ownership of Management and Certain Beneficial Owners

The following table sets forth, as of the date of this filing, certain information concerning the beneficial ownership of our common stock by (i) each stockholder known by us to own beneficially five percent or more of our outstanding common stock; (ii) each director; (iii) each named executive officer; and (iv) all of our executive officers and directors as a group, and their percentage ownership and voting power.

Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of our common stock, except to the extent authority is shared by spouses under community property laws. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of the Company:

Name and Address	Number of Common Stock Shares	Percent of Class

Common Stock (1)
Buscar Company*	1,000,000	100%
c/o/ Anastasia Shishova

TCM Coin Series Preferred Stock
None	-	-

Other 5% Holders:
None.

____________

*Anastasia Shishova is the majority shareholder and sole officer/director of Busar Company.

Item 13: Interest of Management and Others in Certain Transactions

Related Party Transactions

The Company’s officers and director own the majority of the issued and outstanding controlling shares of the Company. Consequently, this shareholder controls the operations of the Company and will have the ability to control all matters submitted to stockholders for approval, including, but not limited to:

•	Election of the Board of Directors

•	Removal of any Directors

•	Amendments to the Company’s Articles of Incorporation or bylaws;

•	Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

Thus, our officers and directors will thus have control over the Company’s management and affairs. Accordingly, this ownership may have the effect of impeding a merger, consolidation, takeover or other business combination, or discouraging a potential acquirer from making a tender offer for the Common Stock.

Lease of office space

As our office space needs are limited at the current time, we are currently operating at 3820 Central Avenue Cheyenne, WY 82001. Ms. Shishova is providing the space for the company.

37

Equity Transactions

On December 31, 2018, the Company issued 1,000,000 shares of common stock to Buscar Company for $14,257.

The above shares, referenced in each of the above transactions, were issued in reliance of the exemption from registration requirements of the 33 Act provided by Section 4(2) promulgated thereunder, as the issuance of the stock did not involve a public offering of securities based on the following:

•

the investors represented to us that they were acquiring the securities for their own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the 33 Act;

•

we provided each investor with written disclosure prior to sale that the securities have not been registered under the 33 Act and, therefore, cannot be resold unless they are registered under the 33Act or unless an exemption from registration is available;

•

the investors agreed not to sell or otherwise transfer the purchased securities unless they are registered under the 33 Act and any applicable state laws, or an exemption or exemptions from such registration are available;

•	each investor had knowledge and experience in financial and other business matters such that he, she or it was capable of evaluating the merits and risks of an investment in us;

•

each investor was given information and access to all of our documents, records, books, officers and directors, our executive offices pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information that we possesses or were able to acquire without unreasonable effort and expense;

•	each investor had no need for liquidity in their investment in us and could afford the complete loss of their investment in us;

•	we did not employ any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio;

•	we did not conduct, hold or participate in any seminar or meeting whose attendees had been invited by any general solicitation or general advertising;

•

we placed a legend on each certificate or other document that evidences the securities stating that the securities have not been registered under the 33 Act and setting forth or referring to the restrictions on transferability and sale of the securities;

•	we placed stop transfer instructions in our stock transfer records;

•	no underwriter was involved in the offering; and

•

we made independent determinations that such persons were sophisticated or accredited investors and that they were capable of analyzing the merits and risks of their investment in us, that they understood the speculative nature of their investment in us and that they could lose their entire investment in us.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

38

POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

Conflict of Interest Policies

Our governing instruments do not restrict any of our directors, officers, stockholders or affiliates from having a pecuniary interest in an investment or transaction in which we have an interest or from conducting, for their own account, business activities of the type we conduct. However, our policies will be designed to eliminate or minimize potential conflicts of interest. A “conflict of interest” occurs when a director’s, officer’s or employee’s private interest interferes in any way, or appears to interfere, with the interests of the Company as a whole. Our sole director plans to adopt a policy that discloses personal conflicts of interest. This policy will provide that any situation that involves, or may reasonably be expected to involve, a conflict of interest must be disclosed immediately to our director and subsequently to our shareholders in our next semi-annual or annual report. These policies may not be successful in eliminating the influence of conflicts of interest. If they are not successful, decisions could be made that might fail to reflect fully the interests of all stockholders.

Item 14: Securities Being Offered

Common Stock

Each share of our common stock entitles its holder to one vote in the election of each director and on all other matters voted on generally by our stockholders, other than any matter that (1) solely relates to the terms of any outstanding series of preferred stock or the number of shares of that series and (2) does not affect the number of authorized shares of preferred stock or the powers, privileges and rights pertaining to the common stock. No share of our common stock affords any cumulative voting rights. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so.

Holders of our common stock will be entitled to dividends in such amounts and at such times as our Board of Directors in its discretion may declare out of funds legally available for the payment of dividends. We currently intend to retain our entire available discretionary cash flow to finance the growth, development and expansion of our business and do not anticipate paying any cash dividends on the common stock in the foreseeable future.

Any future dividends will be paid at the discretion of our Board of Directors after taking into account various factors, including:

•	general business conditions;

•	industry practice;

•	our financial condition and performance;

•	our future prospects;

•	our cash needs and capital investment plans;

•	our obligations to holders of any preferred stock we may issue;

•	income tax consequences; and

•	the restrictions Wyoming and other applicable laws and our credit arrangements then impose.

If we liquidate or dissolve our business, the holders of our common stock will share ratably in all our assets that are available for distribution to our stockholders after our creditors are paid in full and the holders of all series of our outstanding preferred stock, if any, receive their liquidation preferences in full.

Our common stock has no preemptive rights and is not convertible or redeemable or entitled to the benefits of any sinking or repurchase fund.

39

Preferred Stock

TCM Coin Series Preferred Stock

Each share of TCM Coin Series Preferred Stock (referred to as a TCM Coins).

We have 250,000,000 TCM Coin Series Preferred Stock authorized which have the rights, designations and preferences below:

•	TCM Coins are entitled to dividends equal to 70% of the After Tax Income of the Company;

•	The TCM Coin Series Preferred Stock is not entitled, unless required by law, to votes on matters submitted to a vote of our common stockholders;

•	TCM Coin Series Preferred Stock shall not be convertible into common stock; and

•

TCM Coins shall have no liquidation preference over any other class of stock and be junior to any class or series of capital stock of the Corporation currently created or hereafter created specifically ranking, by its terms, senior to the TCM Coins, in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

The provisions in our Articles of Incorporation relating to the preferred stock allows our directors to issue preferred stock with rights to multiple votes per share and dividend rights which would have priority over any dividends paid with respect to our Common Stock. The issuance of preferred stock with such rights may make more difficult the removal of management even if such removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in certain transactions such as mergers or tender offers if such transactions are not favored by incumbent management.

Development of Smart Contract

The Company has engaged Blockchain App Factory to develop a smart contract for the TCM Coin. A smart contract is a simple program designed to execute once a specified criterion is automatically satisfied. The smart contract will ensure that the TCM Coins are purchased, traded and sold in accordance to the requirements of this Offering Circular. Since the smart contract is blockchain based, the transactions are immutable, traceable, and fully transparent. As part of the Smart Contract a Token Compliance Architecture and Wallet Compliance Architecture will be created. The Company is still developing the smart contract and will file it as exhibit to this Form 1-A once it is completed. The Company expects it to be completed on or about February 28, 2019.

Token Compliance Architecture

•	Regulations for Crowdfunding such as Reg D, Reg A+, Reg S or any other countries regulations for crowdfunding are embedded.

•	Accredited Investor to Accredited Investor transfer of tokens if the regulations say so, or else the token transfer is rejected.

•	Entry & Exit validations for Secondary Markets

•	Blue Sky Laws of the states in the Smart contracts

•	Instead of a transfer agent, every record (investor information, transaction records etc.) is stored on the blockchain with smart contracts for validation

•	Automated Dividend Distribution for Investors

•	Lost Tokens can be burned by the issuers.

40

Wallet Compliance Architecture

As part of the Smart Contract the a wallet compliance architecture will be created that for the following purposes:

•	KYC/AML Verification

•	Multi-platform, Multi-currency, multi-device & Multi-signature digital asset wallet

•	Credential management such as private keys is decentralized to the investors

•	Unified dashboard with streamline and user-friendly interface

•	Vesting Period, if any, embedded in the wallet

•	Execution is triggered only after regulatory checks & compliance requirements

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Securities Authorized for Issuance Under Equity Compensation Plans

None

(b) Debt Securities.

None.

(c) Other Securities To Be Registered.

None.

(d) Options and Warrants

None.

Legal Matters

The validity of the securities offered by this Offering Circular has been passed upon for us by Nathaniel Reinking, 4301 Orchard Lane, Bloomington, Indiana 47403.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the Commission under Regulation A of the Securities Act with respect to the Common Stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information with respect to us and our Common Stock, please see the offering statement and the exhibits and schedules filed with the offering statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the Commission, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the Commission. Please call the Commission at 1-800-SEC-0330 for further information about the public reference room. The Commission also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is www.sec.gov.

We also maintain a website at www.awblockchainmining.com After the completion of this offering, you may access these materials at our website free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the Commission. Information contained on our website is not a part of this Offering Circular and the inclusion of our website address in this Offering Circular is an inactive textual reference only.

41

AW BLOCKCHAIN MINING, INC.

FINANCIAL STATEMENTS

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the board of directors of AW Blockchain Mining, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of AW Blockchain Mining, Inc. (the "Company") as of December 31, 2018, the related statement of operations, stockholders' equity (deficit), and cash flows for the period from December 31, 2018 (inception) to December 31, 2018, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BF Borgers CPA PC

BF Borgers CPA PC

Served as Auditor Since 2018

Lakewood, CO

January 28, 2019

F-2

AW BLOCKCHAIN MINING, INC.
BALANCE SHEET

As of
December 31,
2018
ASSETS
Current Assets
Cash	$-
Total Current Assets	$-
Fixed Assets
Crypto Mining GPU	14,106
Total Fixed Assets	$14,106

TOTAL ASSETS	$14,106

LIABILITIES AND EQUITY
Total Liabilities	-
Preferred stock, par value $0.0000; authorized 500,000,000 shares authorized; TCM Coin Series Preferred Stock, $0.00001 par value, 250,000,000 shares designated; 0 shares issued and outstanding at December 31, 2018	-
Common stock, $0.0000 par value, 50,000,000 shares authorized; 1,000,000 issued and outstanding at December 31, 2018	-
Additional Paid In Capital	14,257
Accumulated deficit	(151)
Total Equity	$14,106

TOTAL LIABILITIES AND EQUITY	$14,106

The accompanying notes are an integral part of these financial statements.

F-3

AW Blockchain Mining, Inc.
Statement of Operations

For the Period from
December 31, 2018 (Inception)
to December 31, 2018
Income	$
Total Income
Gross Profit	$-
Expenses
General and administrative expenses	151
Total Expenses	$151
Net loss	$(151)

Net loss per common share, Basic and Diluted	$(0.00)
Weighted average number of common shares outstanding, Basic and Diluted	1,000,000

The accompanying notes are an integral part of these financial statements.

F-4

AW BLOCKCHAIN MINING, INC.
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

	TCM Coin Series Preferred Stock		Common Stock		Additional Paid	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	In Capital	Deficit	Equity

Balance, December 31, 2018 (Inception)	-	-	-	$-	$-	$-	$-
Common stock issued for Cash	-	-	1,000,000	-	14,257	-	14,257
Net loss	-		-	-	-	(151)	(151)
Balance, December 31, 2018	-	$-	1,000,000	$-	$14,257	$(151)	$14,106

The accompanying notes are an integral part of these financial statements.

F-5

AW BLOCKCHAIN MINING, INC.
STATEMENT OF CASH FLOW

For the Period from December 31, 2018 (Inception) to
December 31,
2018
Cash flows from operating activities
Net Loss	(151)
Adjustments to reconcile Net Income to Net Cash provided by operating activities:
Net cash used in operating activities	$(151)
Cash flows from investing activities
Acquisition of Crypto Mining GPU	(14,106)
Net cash used in investing activities	$(14,106)
Cash flow from financing activities
Sale of Common Stock	14,257
Net cash provided by financing activities	$14,257
Net cash increase for period	$-
Cash at end of period	$-

Supplemental disclosure of cash flow information
Cash paid during the year for:
Interest	$-
Income taxes	$-

The accompanying notes are an integral part of these financial statements.

F-6

AW Blockchain Mining, Inc.

Notes to Financial Statements

Note 1 - Business

AW Blockchain Mining ("”AWB”", "we", "us", "our", the "Company") was incorporated in Wyoming as on December 31 2018. The Company is domiciled in the state of Wyoming, and its corporate headquarters are located in Cheyenne, Wyoming. The Company selected December 31 as its fiscal year end.

The Company's primary business is a blockchain technology company focused on cryptocurrency mining. Cryptocurrency mining, or cryptomining, is a process in which transactions for various forms of cryptocurrency are verified and added to the blockchain digital ledger. Each time a cryptocurrency transaction is made, a cryptocurrency miner is responsible for ensuring the authenticity of information and updating the blockchain with the transaction. The mining process itself involves competing with other cryptominers to solve complicated mathematical problems with cryptographic hash functions that are associated with a block containing the transaction data. The first cryptocurrency miner to crack the code is rewarded by being able to authorize the transaction, and in return for the service provided, cryptominers earn small amounts of cryptocurrency of their own.

On December 31, 2018, the Company acquired its initial 19 GPUs for its cryptocurrency mining operations. The Company’s mining equipment is hosted by a 3rd party at a cost of $0.09 per kilowatt used. The Company’s mining rigs can be reprogramed to mine: Ethereum, Ethereum Cash or Monero (additional coins will be added once they are available). The Company can program each individual rig separately to mine any combination of the above coins.

Note 2 - Summary of Significant Accounting Policies

The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States of America. Significant accounting policies are as follows:

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States ("GAAP") requires management to make estimates and assumptions that affect (i) the reported amounts of assets and liabilities, (ii) the disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published, and (iii) the reported amount of net revenues and expenses recognized during the periods presented. Adjustments made with respect to the use of estimates often relate to improved information not previously available. Uncertainties with respect to such estimates and assumptions are inherent in the preparation of financial statements; accordingly, actual results could differ from these estimates. The Company's most significant estimates relate to the valuation of its contingent liabilities and the valuation of its common stock.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. At December 31, 2018, the Company did not have any cash or cash or cash equivalents.

Income Taxes

We account for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are recorded, when necessary, to reduce deferred tax assets to the amount expected to be realized.

F-7

As a result of the implementation of certain provisions of ASC 740, Income Taxes ("ASC 740"), which clarifies the accounting and disclosure for uncertainty in tax positions, as defined, ASC 740 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes. We adopted the provisions of ASC 740 as of January 1, 2007, and have analyzed filing positions in each of the federal and state jurisdictions where we are required to file income tax returns, as well as all open tax years in these jurisdictions. We have identified the U.S. federal as our "major" tax jurisdictions. Generally, we remain subject to Internal Revenue Service examination of our 2012 through 2015 U.S. federal income tax returns. However, we have certain tax attribute carryforwards which will remain subject to review and adjustment by the relevant tax authorities until the statute of limitations closes with respect to the year in which such attributes are utilized.

Wyoming does not have any corporate income tax.

Basic and Diluted Loss Per Share

Basic loss per share is computed using the weighted average number of shares outstanding during the period. Diluted loss per share has not been provided as it would be anti-dilutive.

Stock-Based Compensation

We periodically issue stock options and warrants to employees and non-employees in non-capital raising transactions for services and for financing costs. We account for stock option and warrant grants issued and vesting to employees based on Financial Accounting Standards Board (FASB) ASC Topic 718, "Compensation - Stock Compensation", whereas the award is measured at its fair value at the date of grant and is amortized ratably over the service period. We account for stock option and warrant grants issued and vesting to non-employees in accordance with ASC Topic 505, "Equity", whereas the value of the stock compensation is based upon the measurement date as determined at either (a) the date at which a performance commitment is reached, or (b) at the date at which the necessary performance to earn the equity instruments is complete.

Fair Value of Financial Instruments

The Company's financial instruments consist primarily of cash, accounts payable and accrued expenses, and debt. The carrying amounts of such financial instruments approximate their respective estimated fair value due to the short-term maturities and approximate market interest rates of these instruments.

The Company adopted ASC Topic 820, Fair Value Measurements ("ASC Topic 820"), which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The standard provides a consistent definition of fair value which focuses on an exit price that would be received upon sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The standard also prioritizes, within the measurement of fair value, the use of market-based information over entity specific information and establishes a three-level hierarchy for fair value measurements based on the nature of inputs used in the valuation of an asset or liability as of the measurement date.

The three-level hierarchy for fair value measurements is defined as follows:

•	Level 1 - inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets; liabilities in active markets;

•

Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability other than quoted prices, either directly or indirectly, including inputs in markets that are not considered to be active; or directly or indirectly including inputs in markets that are not considered to be active;

•	Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value measurement

F-8

Recent Accounting Pronouncements

In March 2016, the FASB issued ASU 2016-09, "Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting". The amendments are effective for public companies for annual periods beginning after December 15, 2016, and interim periods within those annual periods. Several aspects of the accounting for share-based payment award transactions are simplified, including: (a) income tax consequences; (b) classification of awards as either equity or liabilities; and (c) classification on the statement of cash flows. The Company is currently in the process of evaluating the impact of the adoption on its financial statements.

In February 2016, the FASB issued ASU No. 2016-02, "Leases (Topic 842)" ("ASU 2016-02"). ASU 2016-02 requires an entity to recognize assets and liabilities arising from a lease for both financing and operating leases. The ASU will also require new qualitative and quantitative disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018, with early adoption permitted. The Company is currently evaluating the impact of adopting this guidance.

In January 2016, the FASB issued ASU 2016-01, which amends the guidance in U.S. GAAP on the classification and measurement of financial instruments. Changes to the current guidance primarily affect the accounting for equity investments, financial liabilities under the fair value option, and the presentation and disclosure requirements for financial instruments. In addition, the ASU clarifies guidance related to the valuation allowance assessment when recognizing deferred tax assets resulting from unrealized losses on available-for-sale debt securities. The new standard is effective for fiscal years and interim periods beginning after December 15, 2017, and upon adoption, an entity should apply the amendments by means of a cumulative-effect adjustment to the balance sheet at the beginning of the first reporting period in which the guidance is effective. Early adoption is not permitted except for the provision to record fair value changes for financial liabilities under the fair value option resulting from instrument-specific credit risk in other comprehensive income. The Company is currently evaluating the impact of adopting this guidance.

In September 2015, the FASB issued ASU 2015-16, "Simplifying the Accounting for Measurement -Period Adjustments." Changes to the accounting for measurement-period adjustments relate to business combinations. Currently, an acquiring entity is required to retrospectively adjust the balance sheet amounts of the acquiree recognized at the acquisition date with a corresponding adjustment to goodwill as a result of changes made to the balance sheet amounts of the acquiree. The measurement period is the period after the acquisition date during which the acquirer may adjust the balance sheet amounts recognized for a business combination (generally up to one year from the date of acquisition). The changes eliminate the requirement to make such retrospective adjustments, and, instead require the acquiring entity to record these adjustments in the reporting period they are determined. The new standard is effective for both public and private companies for periods beginning after December 15, 2015. The Company is currently evaluating the impact of adopting this guidance.

Note 3 - Going Concern

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next fiscal year. Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern. At December 31, 2018, the Company had not yet achieved profitable operations, has accumulated losses of $151 since its inception, has a working capital deficiency of $151 and expects to incur further losses in the development of its business, all of which raise substantial doubt about the Company's ability to continue as a going concern. The Company's ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has no formal plan in place to address this concern but considers that the Company will be able to obtain additional funds by equity financing and/or related party advances, however there is no assurance of additional funding being available or on terms acceptable to the Company.

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Note 4. Related Party Transactions

On December 3, 2018, the Company issued 1,000,000 shares of common stock to Buscar Company a related party for $14,257.

As our office space needs are limited at the current time, we are currently operating at 3820 Central Avenue Cheyenne, WY 82001. Ms. Shishova, a related party, is providing the space for the company.

Note 5 – Fixed Assets

Fixed assets are carried at cost. Expenditures for maintenance and repairs are expensed in the period incurred. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets and the modified accelerated cost recovery system for federal income tax purposes. The estimated useful lives of depreciable assets are:

Estimated
Useful Lives

GPU Mining Rigs	4 years

The Company’s property and equipment consisted of the following as of December 31, 2018:

December 31, 2018
GPU Mining Rigs	$14,106
Total	14,106
Accumulated depreciation	-
Net value	$14,106

Note 6 - Equity

Preferred Stock

The Company has authorized 500,000,000 preferred shares with a par value of $0.00001 per share. Board of Directors are authorized to divide the authorized shares of Preferred Stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes.

TCM Coin Series Preferred Stock

The Company has designated 250,000,000 preferred shares of TCM Coin Series Preferred Stock with a par value of $1.00 per share. As of December 31, 2018, the Company had 0 shares of TCM Coin Series Preferred Stock issued and outstanding.

Voting Power: Except as required by law, the TCM Coin Series Preferred Stock does not have voting rights.

Conversion Rights: The TCM Coin Series Preferred Stock does not have any conversion rights.

Dividend Rights: The holders of TCM Coin Series Preferred Stock shall receive a dividend equal to 70% of the after tax profits from the Company’s cryptomining operations.

F-10

Common Stock

On December 3, 2018, the Company issued 1,000,000 shares of common stock to Buscar Company a related party for $14,257.

Note 7 - Income Taxes

The significant components of the Company's deferred tax assets are as follows:

December 31, 2018
Deferred tax assets
Net operating loss carryforwards	$
Less: valuation allowance for deferred tax asset
$-

Reconciliation between the provision for income taxes and the expected tax benefit using the federal statutory rate of 34% and state statutory rate of 0% for 2018 is as follows:

December 31, 2018

Income tax benefit at federal statutory rate	(34.00)%
State income tax benefit, net of effect on federal taxes	(0)%
Increase in valuation allowance	34%
Income tax expense (benefit)	0.0%

The amount taken into income as deferred tax assets must reflect that portion of the net operating loss carryforwards that is more likely-than-not to be realized from future operations. The Company has chosen to provide an allowance of 100% against all available income tax loss carryforwards, due to the uncertainty surrounding their realization.

No provision for income taxes has been provided in these financial statements due to the net loss. The effective tax rate differs from the 34% statutory rate for the year ended December 31, 2018 due to the change in valuation allowance.

Note 8 - Subsequent Events

On January 2, 2019, the Company executed contract with 3rd party firm to develop and create the smart contract for the TCM Coin and the associated white paper, wallet and dashboard. The cost for the development is $40,000 which will be paid by our CEO. The Company payed the 3rd party $20,000 and the remaining $20,000 is due upon completion.

On January 2, 2019, the Company borrowed $20,000 from Buscar Company to pay for the development of the smart contract for TCM Coin. The Company borrowed the funds on a promissory note with 0% (zero percent) interest that is due December 31, 2021

On January 8, 2019, the Company borrowed $6,480 from Buscar Company to pay for the audit fees associated with filing of the Form 1-A. The Company borrowed the funds on a promissory note with 0% (zero percent) interest that is due December 31, 2021

F-11

PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Description

1A-2A	Certificate of Incorporation, as filed with the Wyoming Secretary of State
1A-2E	By-laws
1A-4	Sample Subscription Agreement
1A-12	Legal Opinion

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cheyenne, Wyoming, on January 28, 2019.

AW BLOCKCHAIN MINING, INC.

By:	/s/ Anastasia Shishova
Name:	Anastasia Shishova
Title:	Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Anastasia Shishova	Chief Executive Officer, Director, Principal	January 28, 2019
Executive Officer, Principal Financial Officer

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